As filed with the Securities and Exchange Commission on August 5, 2021

Registration No. 333-228826

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARDAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	45-4484428
(State of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2800 Woodlawn Drive, Suite 129

Honolulu, Hawaii 96822

(808) 457-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David G. Watumull

Chief Executive Officer and President

Cardax, Inc.

2800 Woodlawn Drive, Suite 129

Honolulu, Hawaii 96822

(808) 457-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard M. Morris, Esq.

Wilson William LLC

43 West 43rd Street, Suite 130

New York, New York 10036

(212) 859-5087

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

DEREGISTRATION OF SECURITIES

Cardax, Inc. (the “Company”) filed a Registration Statement on Form S-1 (File No. 333-228826) with the Securities and Exchange Commission on December 14, 2018, as amended by Amendment No. 1 on January 4, 2019, which was declared effective on February 7, 2019 (the “Registration Statement”), to register 167,730,236 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), for resale by the selling stockholders listed in the Registration Statement (the “Securities”). None of such 167,730,236 shares have been sold pursuant to the Registration Statement as of the date hereof. Such number of shares does not reflect the effect of the Company’s 200-for-1 reverse stock split on January 14, 2020 (the “Reverse Stock Split”).

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Securities that have not been sold pursuant to the Registration Statement as of the date hereof, because the Company does not have a contractual obligation to maintain the effectiveness of the Registration Statement and the Company has not amended the Registration Statement to provide current financial information since the date such contractual obligation expired. Pursuant to the Company’s undertaking in Part II, Item 17 of the Registration Statement, the Company hereby amends the Registration Statement to remove from registration 167,730,236 shares of Common Stock (as adjusted for the Reverse Stock Split), which constitutes all of the Securities covered by the Registration Statement that remain unsold pursuant to the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be filed on its behalf by the undersigned, thereunto duly authorized in the City and County of Honolulu, State of Hawaii on August 5, 2021.

CARDAX, INC.

By:	/s/ David G. Watumull
Name:	David G. Watumull
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David G. Watumull	Chief Executive Officer and President and Director	August 5, 2021
David G. Watumull	(Principal Executive Officer)

/s/ John B. Russell	Chief Financial Officer	August 5, 2021
John B. Russell	(Principal Financial and Accounting Officer)

/s/ George W. Bickerstaff, III	Chairman	August 5, 2021
George W. Bickerstaff, III

/s/ Terence A. Kelly	Director	August 5, 2021
Terence A. Kelly, Ph.D.

/s/ Michele Galen	Director	August 5, 2021
Michele Galen

/s/ Makarand Jawadekar, Ph.D.	Director	August 5, 2021
Makarand Jawadekar, Ph.D.

/s/ Elona Kogan	Director	August 5, 2021
Elona Kogan